                                                                     EXHIBIT 10B

                  NONELECTIVE DEFERRED COMPENSATION AGREEMENT

          THIS AGREEMENT, entered into this 1st day of June, 1995, by and between Sizeler Property Investors, Inc., a Delaware corporation qualified as a real estate investment trust ("SPI"), with principal offices at 2542 Williams Boulevard, Kenner, Louisiana, and THOMAS A. MASILLA, JR., an individual residing in Metairie, Louisiana ("Executive").

                                 R E C I T A L

          SPI wishes to provide for compensation that will become payable to Executive upon his retirement or other termination of employment with SPI, provided Executive satisfies certain conditions.

          NOW, THEREFORE, SPI and Executive agree as follows:

Section 1.  Definitions

          1.01 The following definitions shall apply for the purposes of this Agreement.

          1.02 "Agreement" shall mean the agreement set out in this document, as it may be amended from time to time.

          1.03 "Account" shall mean the bookkeeping account established for Executive under this Agreement.

          1.04 "Committee" shall mean the Compensation Committee of the Board of Directors of SPI.

          1.05 "Designated Fair Market Value" shall mean, in the case of a listed security, the closing price on the date of reference or, if there were no sales on such date, then the closing price on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices on the date of reference or, if no such prices are available for such date, then the mean between the bid and asked prices on the nearest preceding day for which such prices are available.

          1.06  "Effective Date" shall mean June 1, 1995.

          1.07 "Eligible Securities and Other Property" shall mean cash; cash equivalents; stock, bonds, notes, and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal; and mutual funds.

          1.08  "Executive" shall mean Thomas A. Masilla, Jr.

          1.10 "Nonelective Deferral" shall mean the amount SPI determines to credit to Executive as deferred compensation for a given year, as described in
Section 2.

          1.11 "Severance Agreement" means the Severance Agreement dated June 1, 1995, by and between SPI and Executive.

          1.12  "SPI" shall mean Sizeler Property Investors, Inc.

Section 2.  Nonelective Deferrals

          2.01 With respect to each calendar year beginning with 1995, SPI shall credit Executive's Account with an amount of compensation that is to be payable to Executive in the future, subject to the further provisions of this
Section 2.

          2.02 The amount of compensation to be credited to Executive's Account with respect to a given year shall be determined by the Committee but shall not be less than $16,000. As used in this Agreement, the term "Nonelective Deferral" shall mean the amount stated in the preceding sentence or such greater amount as the Committee may, from time to time, designate as the amount to be credited to Executive's Account under this Section 2 with respect to a given year.

          2.03 The Nonelective Deferral for a given year shall be credited to Executive's Account as of January 1 of that year.

          2.04 Notwithstanding the amount of Nonelective Deferrals credited to Executive's Account, the amount payable to Executive under this Agreement shall be subject to the provisions of Sections 3 and 4 of this Agreement regarding the imputation of investment experience and forfeitures.

Section 3.  Executive's Account

          3.01 SPI shall establish on its books for Executive an Account to which Executive's Nonelective Deferrals shall be credited.

          3.02 The Committee shall adjust the balance credited to Executive's Account in accordance with Sections 3.03 through 3.05 below to reflect the imputation of investment experience to the Executive's Account.

          3.03 The amount credited to the Account shall be deemed to have been invested and reinvested from time to time in such Eligible Securities and Other Property as Executive shall designate. The Eligible Securities and Other Property designated by Executive shall be deemed to have been purchased, sold, or held for the Account in accordance with Executive's investment designations.

          3.04 Except as provided in Section 3.05, the following principles shall apply to the adjustment of the Account:

                (a) In the case of any purchase, the Account shall be charged with a dollar amount equal to the quantity and kind of each security deemed to have been purchased multiplied by the Designated Fair Market Value of such security on the date of reference and shall be credited with the quantity and kind of each security so deemed to have been purchased.

                (b) In the case of any sale, the Account shall be charged with the quantity and kind of each security deemed to have been sold and shall be credited with a dollar amount equal to the quantity and kind of each security deemed to have been sold multiplied by the Designated Fair Market Value of such security on the date of reference.

                (c) The Account shall be charged with amounts equal to the brokerage fees and stock transfer taxes the Committee determines would have been incurred in connection with such transactions.

                (d) The Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the securities deemed to be held in the Account. Dividends shall be credited as of the payment date. The Account shall similarly be credited with interest payable on interest bearing securities deemed to be held in the Account. Interest shall be credited as of the payment date, except that, in the case of the purchase of interest bearing securities, the Account shall be charged with the dollar amount of interest accrued to the date of purchase and, in the case of sales, the Account shall be credited with the dollar amount of interest accrued to the date of sale.

                (e) The Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, and other changes affecting securities and other property deemed to be held in the Account.

                (f) The Account shall be reduced by the amount of any payments to Executive and his beneficiaries and by the amount of any forfeitures under this Agreement.

                (g) As of any given date, the securities and other property deemed held in the Account shall be valued at their Designated Fair Market Value.

          3.05 SPI may, but shall not be required to, purchase, hold, or dispose of any of the securities or other property designated by Executive. If SPI does elect to purchase, hold, and dispose of such securities and other property in a manner that parallels Executive's investment designations, or if SPI causes any trust described in Section 6.03 to do so, the following principles shall apply to the adjustment of the Account.

                (a) Purchases; sales; receipts of dividends, interest, and other amounts of income and proceeds of sales with respect to such securities and other property; disbursements including payments of expenses, payments to Executive and his beneficiaries, and forfeitures under this Agreement; and other transactions with respect to such securities and other property shall be reflected in the Account at their actual dollar amounts on a cash or accrual basis, as the Committee determines appropriate.

                (b) The Account shall be charged with brokerage fees, brokerage account expenses, and stock transfer taxes with respect to such transactions, but with no other costs or expenses except such reasonable costs and expenses as SPI or a trustee described in Section 6.03 incurs to secure, protect, or enforce its rights in or to collect income with respect to such securities and other property, provided that similar costs and expenses would be incurred by a prudent investor familiar with such matters acting under like circumstances, and provided further that fees and expenses paid to a trustee described in Section
6.03 shall not be charged against the Account.

                (c) As of any given date, the securities and other property held with respect to the Account shall be valued at their Designated Fair Market Value, or, if SPI or a trustee has engaged a custodian or brokerage firm to hold such securities and other property, at their fair market value as determined by the custodian or brokerage firm in the normal course of its business.

                (d) Notwithstanding any other provision of this Agreement, to the extent the Company or a trustee does purchase any of the securities or other property designated by Executive, the same shall remain the sole property of the Company, or the trustee, subject to the claims of the Company's general creditors, and shall not be deemed to form part of the Account.

          3.06 The Committee shall, on a periodic basis, deliver to Executive a written report of the adjusted value of the Executive's Account. The report shall show all deemed transactions occurring with respect to securities and other property deemed to be credited to the Account, including the deemed purchase, collection, and sale of investments, the income, gains, and losses deemed realized, the cost and fair market value of all securities and other property deemed to be on hand at the close of the period, and all disbursements deemed made during the period including payment of expenses, payments to Executive and his beneficiaries, and forfeitures under this Agreement.

                (a) The report may be delivered to the Executive personally or by mail; delivery shall be complete five days after mailing. Upon the expiration of 30 days from the completion of the delivery of such report, the acts, transactions, adjusted value, and all other matters reflected in the report shall be deemed accepted by and conclusive and binding upon Executive, his beneficiaries, and his estate, except with respect to any matter with respect to which Executive has objected in writing to the Secretary of SPI within such 30-day period.

                (b) If SPI or a trustee has engaged a custodian or brokerage firm to hold securities and other property acquired with respect to the Account, an accounting or report by such custodian or brokerage firm shall be deemed to be the Committee's report for purposes of this Agreement, except to the extent the Committee may inform Executive otherwise.

          3.07 The Committee shall promulgate rules governing the manner in which Executive may make investment designations with respect to his Account, the frequency with which changes in investment designations may be made, and the time at which such designations and changes will be given effect.

          3.08 Any payment to be made or amount to be forfeited under this Agreement shall be based on the adjusted value of the Executive's Account as of the business day immediately preceding payment or forfeiture.

Section 4.  Vesting and Forfeitures

          4.01 Subject to Sections 4.02, 4.03, and 4.04, below, Executive's interest in his Account shall become vested at the rate of 2.7778 percent for each completed calendar month of Executive's employment with SPI, beginning with June, 1995. Executive's vested interest in his Account shall be recalculated at the end of each calendar month and shall be expressed as a percentage rounded to the nearest hundredth of one percent. For example:

If the date of Executive's       His vested interest in
termination of employment is     his Account will be:

          11/30/95                    16.67 percent
          05/31/96                    33.33 percent
          05/31/97                    66.67 percent
          06/01/97                    66.67 percent
          05/31/98                   100.00 percent

          4.02 Notwithstanding any other provision of this Agreement, should SPI terminate Executive's employment upon a determination by its Board of Directors that Executive has breached or neglected his duties to SPI, then Executive shall forfeit completely an amount from his Account equal to the Nonelective Deferral credited to the Account as of January 1 of the year of the termination. Executive's Account balance shall be reduced by the forfeiture required by this Section 4.02 before the application of the forfeiture provisions of Section 4.05.

          4.03 Executive's interest in his Account shall automatically become fully vested upon Executive's death or disability, in either case while Executive is in the employ of SPI. Executive shall be considered disabled for purposes of this Agreement upon his qualification for benefits under any long term disability arrangement or policy maintained with respect to Executive's employment with SPI.

          4.04 Executive's interest in his Account shall automatically become fully vested upon the termination of Executive's employment with SPI under such circumstances and at such a time as would, under the terms of Executive's Severance Agreement with SPI, entitle Executive to a Severance Benefit as defined in paragraph 6.3.2 of the Severance Agreement. Furthermore, paragraph 6.3.2(E) of the Severance Agreement shall be applied as if such Severance Benefit included the vesting of Executive's interest in his Account under this Section 4.03. This Section 4.03 and the limitations of paragraph 6.3.2(E) of the Severance Agreement shall apply whether or not the Severance Agreement remains in effect on the date of the termination of Executive's employment with SPI. Paragraph 6 of the Severance Agreement is attached as an appendix to this Agreement.

          4.05 Upon the termination of Executive's employment with SPI before his interest in his Account is fully vested, Executive shall forfeit that portion of his Account in which his interest is not vested, and the balance credited to his Account shall be reduced accordingly.

          4.06 Unless specifically amended by a written agreement executed by Executive and on behalf of SPI, this Section 4 shall continue to apply should Executive's employment with SPI continue notwithstanding the termination of this Agreement.

Section 5.  Terms of Payment

          5.01 Executive's vested interest in the amount credited to his Account shall be payable in accordance with this Section 5.

          5.02 If Executive's employment with SPI terminates for any reason other than death, Executive shall be entitled to payment of his vested interest in his Account in whichever of the following forms Executive elects:

                (a) Lump sum. Payment shall be made as soon as practicable following the termination of Executive's employment with SPI.

                (b) Annual installments over a number of years elected by Executive but not to exceed ten years. Annual installment payments shall begin as soon as practicable following the termination of Executive's employment with SPI. The amount of each payment shall be calculated in a manner that the Committee in its discretion determines should result in approximately equal annual installments over the entire payment period.

          5.03 Executive shall elect the form of payment within 30 days of the execution of this Agreement by filing with the Secretary of SPI a completed and executed election in the form prescribed by the Committee. Executive may not change or revoke an election made under this Section 5. Should Executive not make an election within such 30-day period, payment shall be made over ten years.

          5.04 Upon Executive's death before full payment of his vested interest in his Account has been made or begun, Executive's vested interest in his Account shall be paid or continue to be paid to the Executive's designated beneficiary in the form elected under Sections 5.02 and 5.03 above; provided, however, that Executive may elect, at the time and the manner described in Section 5.03 above, a different form of payment for amounts payable on account of Executive's death before the termination of his employment with SPI.

          5.05 Executive may designate one or more primary and contingent beneficiaries to receive any amounts payable under this Agreement on his death. The designation of beneficiary shall be made in writing, shall not be effective unless filed with the Secretary of SPI before Executive's death, and may be changed or revoked at any time without notice to any beneficiary by the filing of a subsequent designation with the Secretary. If Executive designates more than one beneficiary, each shall share equally unless Executive specifies a different allocation or preference. If Executive fails to designate a beneficiary, or should no designated beneficiary survive him, payment shall be made to Executive's estate.

                If a beneficiary entitled to payment should die after Executive's death but before receiving payment of the entire amount payable to him, the balance of any amounts payable shall be paid when due to the surviving beneficiary or beneficiaries designated by Executive in accordance with Executive's beneficiary designation. If there should be no designated beneficiaries surviving, the balance of such payments shall be paid when due to the executor or administrator of the last beneficiary to die.

          5.06 Notwithstanding any other provision of this Agreement, if SPI or a trustee described in Section 6.03 holds securities and other property in connection with Executive's Account in the manner described in Section 3.05, and if SPI determines that its status as a real estate investment trust ("REIT") under section 856 of the Internal Revenue Code of 1986, as amended (or under any successor provision of the Code) may be prejudiced by reason of the holding of such securities or other property or by reason of the gross income generated or expected to be generated by such securities or other property, considering such holdings and gross income together with SPI's or a trustee's holdings and gross income in connection with other nonqualified deferred compensation agreements or arrangements to which SPI is a party, then payment shall be made to Executive of an amount of his vested interest in his Account. The amount of the payment shall equal the amount by which SPI determines it necessary to reduce its holdings of securities and other property to preserve its status as a REIT. SPI shall take similar action with respect to nonqualified deferred compensation payable under the other agreements and arrangements to which SPI is a party, to the extent possible under such agreements and arrangements.

          5.07 Payments under this Agreement shall be subject to any applicable tax withholding as required under federal, state, and local law.

Section 6.  Source of Payments

          6.01 SPI shall not establish any special fund nor issue any notes or securities with respect to Executive's Account. Any credit entries made to Executive's Account constitute a mere promise by SPI to make payments to Executive, his beneficiary, or his estate subject to and in accordance with this Agreement, from the general assets of SPI, when the payments become due.

          6.02 Nothing contained in this Agreement shall create a trust or create a fiduciary relationship of any kind between SPI and Executive. To the extent that any person acquires a right to receive payments from SPI under this Agreement, such right shall be no greater than the right of any unsecured general creditor of SPI.

          6.03 SPI may, in its discretion, enter into an agreement with a trustee and establish a trust to which SPI may make contributions, with the intent that the assets of the trust would assist SPI in meeting its obligations under this Agreement. However, the assets of any such trust shall be subject to the claims of SPI's creditors.

          6.04 SPI and Executive acknowledge it is their intent and they agree that for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and for purposes of the Internal Revenue Code of 1986, as amended, and for all other purposes, this Agreement and any trust that SPI may establish in connection with this Agreement constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for an individual who is a member of a select group of management or highly compensated employees.

Section 7.  Prohibition Against Assignment

          7.01 Except to the extent required by law, the right of Executive or any beneficiary to payment of Executive's vested interest in his Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Executive or beneficiary.

Section 8.  Amendment and Termination

          8.01 This Agreement may be amended or terminated at any time by resolution of the Board of Directors of SPI, but no such amendment or termination shall adversely affect Executive's rights with respect to the amounts previously credited to his Account.

          8.02 This Agreement shall terminate automatically, and Executive's interest in his Account shall become fully vested, upon the liquidation or dissolution of SPI. Payment of Executive's Account shall be made to him or, if Executive is deceased, his beneficiary, in a lump sum as soon as practicable following such liquidation or dissolution.

Section 9.  Dispute Resolution.

          9.01 Executive and SPI agree that if any claim, dispute, or controversy ("Dispute") arises with respect to the interpretation or operation of this Agreement and if the Dispute cannot be resolved by negotiation, they will attempt in good faith to resolve the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA") before resorting to litigation or some other dispute resolution procedure. If either party initiates mediation by filing with the AAA a submission to mediation or a written request for mediation, the expense of the initial AAA filing fee paid by the initiating party will be shared equally by both parties.

          9.02 No party shall commence litigation to resolve a Dispute unless mediation has occurred. If litigation occurs, the parties agree that the litigation will be initiated and conducted in courts of the State of Louisiana within Orleans or Jefferson Parish or, if federal courts have jurisdiction over the dispute, in the United States District Court for the Eastern District of Louisiana.

          9.03 SPI shall pay to Executive an amount equal to all reasonable legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided by this Agreement, provided that it is determined that Executive is entitled to payment under this Agreement by a final judgment, order, or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected).

Section 10.  Miscellaneous

          10.01 Nothing contained in this Agreement shall be deemed to create a contract of continuing employment between SPI and Executive.

          10.02 The Committee shall administer this Agreement in accordance with the Agreement's terms and shall have full power and authority necessary or appropriate for carrying out its duties. The Committee shall have the full power to establish any rules and procedures it finds appropriate for the administration of this Agreement. The Committee may correct any defect or reconcile any inconsistency in the Agreement to the extent the Committee finds it necessary to carry out the purposes of the Agreement. The Committee shall have full power and authority to interpret the Agreement and to decide all matters arising in connection with the administration of the Agreement. In exercising its power and authority, the Committee shall have complete discretion and its determinations shall be final.

          10.03 Neither SPI nor the Committee nor any trustee described in
Section 6.03 shall have any duty to question any investment designations of Executive or to make recommendations to Executive with respect to investment designations. Neither SPI nor the Committee nor any trustee described in
Section 6.03 shall be liable for any reduction in the amount credited to Executive's Account that is the result of Executive's investment designations or a failure of Executive to make or change an investment designation.

                Notwithstanding any other provision of this Agreement, Executive's investment designation shall not be given effect if the Committee in its discretion determines that such an investment would be unlawful or impracticable if actually made by SPI or a trustee or that such designation does not involve Eligible Securities and Other Property.

          10.04 The provisions of this Section 10.04 shall apply notwithstanding any contrary provisions of Section 3.

                (a) Upon Executive's death, Executive's beneficiary or beneficiaries to the extent of their interests, or, if Executive fails to designate a beneficiary or no beneficiary survives him, the executor or administrator of Executive's estate, shall succeed to Executive's right to make investment designations with respect to the Account, and all references to Executive in Section 3 and Section 10.03 shall be interpreted as references to the beneficiary, beneficiaries, executor, or administrator, as appropriate.

                (b) If, in the Committee's opinion, Executive or a beneficiary entitled to make investment designations under this Agreement is under a legal disability or incapacitated in any way so as to be unable to manage his financial affairs, and if the Committee determines that a legal representative of Executive or his beneficiary is authorized to make such designations on behalf of Executive or his beneficiary, then such legal representative shall be considered the Executive or beneficiary for all purposes of Section 3 and
Section 10.03.

                (c) If, in the situation described in paragraph (b) (involving the Executive's legal disability or incapacity), the Committee determines that no legal representative is authorized to make such designations on behalf of Executive or his beneficiary, then neither the Committee nor SPI nor any trustee shall be under any obligation to take any action with respect to the investment designations in effect with respect to the Account. However, in such a situation, the Committee may, from time to time, in its discretion, make investment designations on the Executive's behalf, but only from among the following types of Eligible Certificates and Other Property: certificates of deposit or interest bearing accounts in banks, savings banks, or savings and loan associations; obligations of the United States government and obligations guaranteed as to principal and interest by the United States government; obligations of a state, a territory, or a possession of the United States, or of any political subdivision of any of the foregoing, or of the District of Columbia; commercial paper, maturing and becoming due and payable within nine months of the date of purchase, and rated either Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation; and cash deposit accounts. Neither the Committee, SPI, nor any trustee shall be liable to Executive, his beneficiary, or his estate for taking no action with respect to investment designations in effect with respect to the Account or for taking the action described in the preceding sentence.

          10.05 No provision of this Agreement may be modified, waived, or discharged except by an instrument in writing executed by Executive and an authorized officer of SPI. A waiver by either party of any breach of, or compliance with, any condition or provision of this Agreement shall not be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, with respect to the subject matter of this Agreement have been made by either party that are not expressly set forth in this Agreement.

          10.06 The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of Louisiana, without regard to the principles of conflicts of law.

          10.07 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect.

          10.08 This Agreement shall be binding on and inure to the benefit of SPI, its successors and assigns, Executive, and Executive's heirs, executors, administrators, and legal representatives.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                              SIZELER PROPERTY INVESTORS, INC.



                              By
                                 -----------------------------------------------


                              --------------------------------------------------
                              THOMAS A. MASILLA, JR.

                        DEFERRED COMPENSATION AGREEMENT

                                    APPENDIX

         Excerpt from Severance Agreement dated June 1, 1995, by and between SPI and Executive.

          6.   Change in Control.

               6.1 Definitions. For the purposes of this paragraph 6, the following definitions shall apply:

                    6.1.1 "Acquiring Person" shall mean any Person who or which together with all Affiliates and Associates of such Person, without the prior approval of a majority of the Continuing Directors, shall be the Beneficial Owner of 20 percent or more of the shares of Common Stock then outstanding, provided, however, that Acquiring Person shall not mean (i) SPI,
(ii) any Subsidiary of SPI, (iii) any employee benefit plan of SPI or any Subsidiary of SPI, (iv) any entity holding shares of Common Stock organized, appointed, or established by SPI or any of its Subsidiaries for or pursuant to the terms of any such plan, (v) Thomas A. Masilla, Jr., together with his spouse, descendants and any trust established for the benefit of Thomas A. Masilla, Jr., his spouse and descendants or any one or more of them or (vi) SRC.

                    6.1.2 "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

                    6.1.3 "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                    6.1.4 "Associate" shall mean, with respect to a specified Person, (i) any corporation or organization (other than SPI or SRC or a Subsidiary of SPI or SRC) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity security as defined in Rule 3a-11 of the General Rules and Regulations under the Exchange Act, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

                    6.1.5 "Subsidiary" shall mean, with reference to any Person, any corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by such Person.

                    6.1.6 "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or statutory provision) or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date of this agreement; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any securities:

                          6.1.6(A)  which such Person or any Affiliate or
Associate thereof beneficially owns, directly or indirectly;

                          6.1.6(B)  which such Person or any Affiliate or
Associate thereof, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (i) securities tendered pursuant to a tender or exchange offer made by such Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or (ii) securities issuable upon exercise of rights;

                          6.1.6(C) which such Person or any Affiliate or
Associate thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (C) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act; or

                          6.1.6(D)  which are beneficially owned, directly or
indirectly, by any other Person or any Affiliate or Associate thereof with which such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (C) of this paragraph 6.1.6) or disposing of any voting securities of the Company.

                    6.1.7 "Common Stock" shall mean the common stock, par value $.01 per share, of SPI.

                    6.1.8 "Continuing Director" shall mean any director of the Company who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and who (i) was elected by the stockholders or appointed by the Board prior to the date as of which the Acquiring Person in question became an Acquiring Person, or (ii) was designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

                    6.1.9 "Whole Board" shall mean the total number of directors SPI would have if there were no vacancy on the Board.

                    6.1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                    6.1.11 "Adverse Circumstances" shall mean any of the following sets of circumstances surrounding the termination of Executive's employment with SPI after a Change in Control:

                           6.1.11(A)  The termination or notice of termination
of Executive's employment with SPI without Breach of Duty.

                           6.1.11(B)  The assignment to Executive of any
duties inconsistent with his status as an executive of SPI, the removal of Executive from the position he held before the Change in Control of SPI, or a substantial diminution in the nature or status of the Executive's responsibilities from those in effect immediately before the Change in Control.

                           6.1.11(C)  A reduction by SPI in Executive's annual
base salary as in effect on the date immediately before the Change in Control or as the same may be increased from time to time.

                           6.1.11(D)  Either the relocation of the executive
office of SPI or the relocation of Executive's individual office in Kenner, Louisiana, to a location outside of the New Orleans Standard Metropolitan Statistical Area (SMSA) so as to require Executive to be based anywhere other than in the New Orleans SMSA except for required travel on the business of SPI and its subsidiaries to an extent substantially consistent with Executive's present business travel obligations.

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                           6.1.12 "Breach of Duty" shall mean a determination
by two-thirds of SPI's Continuing Directors of Executive's willful breach of duty in the course of his employment that is demonstrably and materially injurious to SPI, monetarily or otherwise, or that Executive neglected his employment duties. For purposes of this paragraph 6, no act, or failure to act, on Executive's part shall be deemed willful unless done, or omitted to be done, in bad faith and without Executive's reasonable belief that the action or omission was in the best interest of SPI. Notwithstanding the foregoing, Executive's employment shall not be deemed to have been terminated for Breach of Duty unless and until there shall have been delivered to him a copy of a resolution duly adopted by the requisite vote of the Continuing Directors at a meeting of the Continuing Directors called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Continuing Directors), finding that in the good faith opinion of the Continuing Directors Executive was guilty of conduct set forth above in this paragraph 6.1.12 and specifying the particulars of such conduct in detail.

               6.2  Change in Control Defined; Effect of Change in Control.
For purposes of this agreement, a "Change in Control" shall have occurred when
(i) any Person shall have become an Acquiring Person, and (ii) a majority of the Board of SPI shall not be Continuing Directors.

                    Paragraph 6.3 shall apply to determine SPI's and Executive's rights and obligations under this agreement if Executive's employment with SPI terminates other than by reason of death or Disability (as defined in paragraph 5.1.4) within 24 months following a Change of Control of SPI and either (i) this agreement has not been terminated before such termination of employment, or (ii) SPI had terminated this agreement under paragraph 5.1.1(B) coincident with or following the Change in Control.

               6.3  Rights and Obligations upon Termination of Employment
Other Than by Reason of Death or Disability Following a Change in Control of SPI. The following provisions shall apply under the circumstances described in paragraph 6.2:

                    6.3.1 Should SPI terminate Executive's employment for Breach of Duty or should Executive's employment with SPI terminate under circumstances other than those described above as Adverse Circumstances, SPI shall pay Executive's base salary through the date of termination of employment at the rate in effect at the time notice of termination is given and shall pay any amounts to which Executive is entitled at date of termination of employment under any other compensation plans, programs, or agreements then in effect, and SPI shall have no further obligations to Executive under this agreement.

                    6.3.2 Should Executive's employment with SPI terminate under circumstances described above as Adverse Circumstances, then, subject to paragraph 6.3.2(E), Executive shall be entitled to the payments and benefits described in paragraphs

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

6.3.2(A) through 6.3.2(D) (the "Severance Benefit") in lieu of any other rights or benefits under this agreement.

                          6.3.2(A)  SPI shall pay to Executive his base salary
through the date of termination of employment at the rate in effect at the time notice of termination is given. Payment shall be made no later than the fifth business day following the date of termination. SPI shall also pay to Executive all other amounts to which Executive is entitled at date of termination of employment under any compensation plans, programs, or agreements then in effect. For purposes of this agreement, a "business day" means a day that is not a Saturday, Sunday or legal holiday on which banks may remain closed in New Orleans, Louisiana;

                          6.3.2(B) SPI shall also pay to Executive a severance
payment (the "Severance Payment") that will equal two times the total of: (i) the base annual salary payable to Executive at the rate in effect on the date of notice of termination of employment, and (ii) one-half of the total of any amounts that were, during the 24-month period preceding the date of termination, credited to Executive as a nonelective deferral under any deferred compensation arrangement between SPI and Executive, and (iii) one-half of the total amount of any bonuses or awards paid to Executive as an employee of SPI during the 24-month period preceding the date of termination, including any bonus or award paid in the forms of shares of Common Stock of SPI, but excluding any bonus or award paid in the form of options relating to securities of SPI. (For the purposes of the preceding sentence, shares of Common Stock of SPI shall be taken into account at their value on the date of the bonus or award as determined under the terms of the plan under which the bonus or award was paid or, if the plan does not provide for such a valuation, as determined in good faith by the Board of Directors of SPI.) SPI shall pay the Severance Payment in a lump sum no later than the fifth business day following the date of termination.

                          6.3.2(C) SPI shall also pay to Executive an amount
equal to all reasonable legal fees and expenses incurred by Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this agreement) provided that it is finally determined that Executive is entitled to a Severance Payment under this agreement by a final judgment, order, or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected).

                          6.3.2(D) SPI shall arrange to provide Executive with
life, disability, accident, and health insurance benefits substantially similar to those Executive was receiving or entitled to receive from SPI immediately before termination; such provision shall continue until the expiration of the 24-month period following the date of

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

termination of Executive's employment or, if earlier, the date upon which Executive becomes eligible for comparable benefits in connection with subsequent employment.

                          6.3.2(E) The Severance Benefit shall be reduced as
described below if SPI would, by reason of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), not be entitled to deduct for federal income tax purposes any part of the Severance Benefit or any part of any other payment or benefit to which Executive is entitled under any plan or program. For the purposes of this agreement, SPI's independent auditors shall determine the value of any deferred payments or benefits in accordance with the principles of section 280G of the Code, and tax counsel selected by SPI's independent auditors and acceptable to SPI shall determine the deductibility of payments and benefits to which Executive is entitled. The Severance Benefit shall be reduced only to the extent required, in the opinion of such tax counsel, to prevent such nondeductibility of any part of the remaining Severance Benefit and other payments and benefits to which Executive is entitled. SPI shall determine which elements of the Severance Benefit shall be reduced to conform to the provisions of this paragraph, provided, however, that there shall be no reduction under this paragraph in the amount payable to Executive under a deferred compensation arrangement between SPI and Executive to the extent such amount is attributable to deferrals elected by Executive or to Executive's vested interest, determined as of the date of termination of employment without regard to any acceleration resulting from a Change in Control, in nonelective deferrals credited to him. Any determination made by SPI's independent auditors or by tax counsel pursuant to this paragraph shall be conclusive and binding on Executive.

               6.4 Termination of Agreement; Survival of Certain Terms. To the extent it has not terminated earlier under paragraph 5.1.1(B), this agreement shall terminate on the date of the termination of Executive's employment under circumstances to which this paragraph 6 applies, subject to the survival of the provisions of paragraphs 6.3, 7, 9, and 14.

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                  NONELECTIVE DEFERRED COMPENSATION AGREEMENT

                          Election of Form of Payment

          In accordance with Section 5 of the Nonelective Deferred Compensation Agreement by and between Sizeler Property Investors, Inc. ("SPI"), and myself, I elect the following form of payment of my vested interest in the amount credited to my Account:

     a) For any payment due on the termination of my employment with SPI on account of retirement, resignation, discharge, or any other reason other than death:

          [ ] 1. Lump sum, to be made as soon as practicable following termination.

                                           - or -

          [ ]  2.   Annual installments over ____ [not more than 10] years, to begin as soon as practicable following termination.

The election made above shall continue to be applicable should I die after the termination of my employment with SPI but before payment of my entire vested interest in my Account.

     b) For any payment due on my death before the termination of my employment with SPI:

          [ ]  1.   Lump sum, to be made as soon as practicable following my
                    death.

                                           - or -

          [ ]  2.   Annual installments over ______ [not more than 10] years, to begin as soon as practicable following my death.


          I understand that I may not change or revoke the elections made above.



Date ______________________, 1995        _______________________________________
                                                  Thomas A. Masilla, Jr.